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                          CONSENT OF KRISTOPHER WOOD


     I, Kristopher Wood, hereby consent to be named as a nominee director in the Registration Statement on Form S-1 of Webstakes.com, Inc., a Delaware Corporation and all amendments thereto.



                                                  /s/ Kristopher Wood
                                                  -------------------
  Kristopher Wood



Dated: June 9, 1999